                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A
                               Amendment No. 2 to

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      August  31, 1997
                                                 ------------------------------


                          NICHOLS RESEARCH CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      0-15295                63-0713665
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)   (IRS Employer
  of incorporation)                                         Identification No.)


          4090 South Memorial Parkway, Huntsville, Alabama 35802-1326
--------------------------------------------------------------------------------
         (Address, including zip code, of principal executive offices)


                                 (256) 883-1140
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

This Current Report on Form 8-K/A amends and supersedes, to the extent set forth herein, the Registrant's Current Report on Form 8-K (as amended) dated August 31, 1997 previously filed on September 11, 1997 (and Amendment No. 1 filed on November 10, 1997). Footnote 1 "Accounting Policies" contained in the Notes to the TXEN, Inc., financial statements has been revised to add a section entitled "Research and Development" detailing the total research and development costs incurred by TXEN, Inc. during the fiscal years ended June 30, 1996 and 1997.
Exhibit 99.2, the financial statements of TXEN, Inc. for those fiscal years, is being filed herewith as a result of that footnote revision. No other changes were made to the TXEN, Inc. financial statements or notes thereto.


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

              99.2 Financial Statements of TXEN, Inc.

                                                                    Exhibit 99.2

                                   TXEN, Inc.

                              Financial Statements

                       YEARS ENDED JUNE 30, 1997 AND 1996
                      WITH REPORT OF INDEPENDENT AUDITORS

                                   TXEN, Inc.

                              Financial Statements
                       Years ended June 30, 1997 and 1996





                                   CONTENTS

Report of Independent Auditors.............................1

Audited Financial Statements

Balance Sheets.............................................2
Statements of Operations...................................4
Statements of Changes in Stockholders' Equity..............5
Statements of Cash Flows...................................6
Notes to Financial Statements..............................7

                     Report of Independent Auditors

The Board of Directors and Stockholders
TXEN, Inc.

We have audited the accompanying balance sheets of TXEN, Inc. as of June 30, 1997 and 1996, and the related statements of operations, changes in stock-holders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsi-bility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and signifi-cant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TXEN, Inc. at June 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1996 the Company changed its method of accounting for depreciation.


                                                     Ernst & Young LLP
August 1, 1997

                               TXEN, Inc.

                             Balance Sheets


                                                          June 30
                                                  1997               1996
                                              -------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                    $1,146,224          $  630,685
  Accounts receivable, net of allowance
    for doubtful accounts of $125,000
    and $35,000 at June 30, 1997 and
    1996, respectively                          4,770,342           1,096,365
  Prepaid expenses                                111,156              84,963
  Income taxes receivable                               -              24,800
  Deferred income taxes                           211,265             300,666
  Inventory                                        15,056              16,965
  Other                                               347               4,206
                                              -------------------------------
Total current assets                            6,254,390           2,158,650

Property and equipment, net                     2,917,126           2,271,932

Deferred software development                     661,451                   -


                                               -------------------------------
Total assets                                   $9,832,967          $4,430,582
                                               ===============================

                                                          June 30
                                                  1997               1996
                                               -------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable to stockholder                  $    8,333          $    8,333
  Customer deposits                                     -             128,518
  Accounts payable and accrued expenses           722,067             170,868
  Accrued salaries, bonuses and vacation          398,313             208,632
  Income taxes payable                            433,134                   -
  Current portion of long-term debt               275,411             252,757
  Short-term notes                                      -             135,142
  Deferred revenue                              2,048,538           1,070,910
  Interest payable                                231,239                   -
  Accrued officers salaries                       288,000                   -
  Other                                             2,581               7,061
                                                ------------------------------
Total current liabilities                       4,407,616            1,982,221

Interest payable                                        -              199,929
Accrued officers salaries                               -              288,000
Deferred income taxes                             394,956              124,007
Long-term debt to stockholders                    274,193              258,193
Long-term debt                                    366,423              639,274

Stockholders' equity:
  Preferred stock, $.002 par value; 1 share
   authorized, -0- shares and 1 share issued
   and outstanding at 1997 and 1996,
   respectively                                         -            1,500,000
  Class A common stock, $.002 par value;
    5,000,000 shares authorized, 4,000,500
    and 5,000,000 shares issued and out-
    standing at 1997 and 1996, respectively         8,001               10,000
  Class B common stock, $.002 par
   value; 1,250,000 shares authorized,
   999,500 and -0- shares issued and
   outstanding at 1997 and 1996, respectively       1,999                    -
  Additional paid-in capital                    1,909,500              409,500
  Retained earnings (deficit)                   2,889,112             (531,759)
  Notes receivable from stockholders             (418,833)            (448,783)
                                               -------------------------------
Total stockholders' equity                      4,389,779              938,958
                                               -------------------------------
Total liabilities and stockholders' equity     $9,832,967           $4,430,582
                                               ===============================
See accompanying notes.

                               TXEN, Inc.

                        Statements of Operations


                                                       Year Ended June 30
                                                  1997                   1996
                                               -------------------------------
Net revenues                                   $14,979,761          $6,859,678

Cost of sales                                    1,786,460             676,029
Selling and administrative expenses              7,784,270           6,460,910

Other income (expense):
  Interest expense                                 (88,090)           (153,355)
  Interest income                                   75,272             103,069
  Gain on sale of asset                                  -                  50
  Other                                              3,943                 201
                                               -------------------------------
Total other income (expense)                        (8,875)            (50,035)
                                               -------------------------------
Income (loss) before income taxes and
  cumulative effect of a change in
  accounting principle                           5,400,156            (327,296)

Income tax (expense) benefit                    (1,979,285)             92,705
                                                ------------------------------
Income (loss) before cumulative effect
  of a change in accounting principle             3,420,871           (234,591)

Cumulative effect on prior years (June 30,
  1995) of changing to a different deprecia-
  tion method (net of $32,252 of taxes)                   -             81,615
                                               -------------------------------
Net income (loss)                              $  3,420,871         $ (152,976)
                                               ===============================

Pro forma amount assuming the depreciation
  method adopted in 1996 was applied
  retroactively:
    Net income (loss)                                               $ (234,591)
                                                                    ==========
See accompanying notes.

                                                                         TXEN, Inc.
                                                                 Statements of Changes in
                                                                   Stockholders' Equity

                                               Class A      Class B     Additional    Retained            Notes         Total
                               Preferred       Common       Common        Paid-in     Earnings         Receivable    Stockholders'
                                 Stock         Stock         Stock        Capital     (Deficit)           from          Equity
                                                                                                      Stockholders
                              -----------------------------------------------------------------------------------------------------
Balance, June 30, 1995        $1,500,000      $ 10,000      $   -       $ 409,500     $(378,783)      $  (437,482)   $1,103,235
Issuance of notes
 receivable from
 stockholders                          -             -          -               -             -           (64,740)      (64,740)
Payments received on notes             -             -          -               -             -            89,335        89,335
Accrued interest on notes              -             -          -               -             -           (35,896)      (35,896)
Net Loss                               -             -          -               -      (152,976)                -      (152,976)

                              -----------------------------------------------------------------------------------------------------
Balance, June 30, 1996         1,500,000        10,000          -         409,500      (531,759)         (448,783)      938,958

Issuance of notes receivable
 from stockholders                     -             -          -               -             -           (16,000)      (16,000)
Conversion of preferred
 stock to common stock        (1,500,000)            -      1,999       1,498,001             -                 -             -
Contribution of common
 stock to treasury and
 subsequent retirement                 -        (1,999)         -           1,999             -                 -             -
Payments received on notes             -             -          -               -             -            72,627        72,627
Accrued interest on notes              -             -          -               -             -           (26,677)      (26,677)
Net income                             -             -          -               -     3,420,871                 -     3,420,871

                              -----------------------------------------------------------------------------------------------------
Balance,June 30,1997          $        -      $  8,001     $1,999      $1,909,500     $2,889,112       $ (418,833)   $4,389,779

                              =====================================================================================================
See accompanying notes.

                               TXEN, Inc.
                        Statements of Cash Flows

                                                                Year ended June 30,
                                                              1997               1996
                                                          -------------------------------
OPERATING ACTIVITIES

Net income (loss)                                         $ 3,420,871        $  (152,976)
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
    Depreciation and amortization                             708,952            531,856
    Cumulative effect of change in
      accounting principle, net of
      tax of $32,252                                                -            (81,615)
    Deferred income taxes                                     360,350            (64,300)
    Provision for doubtful accounts                            90,000            (65,000)
    Gain on sale of equipment                                       -                (50)
    Loss on sublease                                                -              5,790
    Changes in operating assets and
     liabilities:
      Accounts receivable                                   (3,763,977)            44,264
      Prepaid expenses                                         (26,193)           (35,615)
      Income taxes receivable                                   24,800             (6,902)
      Inventory                                                  1,909              2,752
      Other                                                       (621)             1,275
      Interest payable                                          31,310             29,373
      Customer deposits                                       (128,518)             4,006
      Accounts payable and accrued expenses                    551,199           (156,294)
      Accrued salaries, bonuses and vacation                   189,681             75,819
      Income taxes payable                                     433,134                  -
      Deferred revenue                                         977,628            436,963
                                                           -------------------------------
Net cash provided by operating activities                    2,870,525            569,346

INVESTING ACTIVITIES
Purchases of property and equipment                         (1,328,259)        (1,060,284)
Additions to deferred software                                (687,338)                 -
  development costs                                         ------------------------------
Net cash used in operating activities                       (2,015,597)        (1,060,284)

FINANCING ACTIVITIES
Principal payments on long-term debt                          (250,197)          (188,562)
Notes payable                                                 (135,142)           135,142
Payments on debt to stockholders                                     -             (9,000)
Increase in debt to stockholders                                16,000             63,474
Principal payments on note payable to stockholder                    -            (41,667)
Increase in notes receivable from stockholders                  29,950            (11,301)
                                                           -------------------------------
Net cash used in financing activities                         (339,389)           (51,914)
                                                           -------------------------------

                               TXEN, Inc.
                        Statements of Cash Flows
                              (Continued)

                                                                Year ended June 30,
                                                              1997               1996
                                                          -------------------------------
OPERATING ACTIVITIES
Net increase (decrease) in cash and cash equivalents           515,539           (542,852)
Cash and cash equivalents at beginning of year                 630,685          1,173,537
                                                           -------------------------------
Cash and cash equivalents at end of year                   $ 1,146,224          $ 630,685
                                                           ===============================


See accompanying notes.

                                   TXEN, Inc.

                         Notes to Financial Statements

                             June 30, 1997 and 1996


1. ACCOUNTING POLICIES

Organization
-------------

TXEN, Inc. (the Company) facilitates the administration of health benefits by providing healthcare organizations hardware and software solutions through either outsourcing or turnkey agreements primarily in the United States. The Company also provides data processing services through management service organization (MSO) agreements.

Cash and Cash Equivalents
--------------------------

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition
--------------------

Outsourcing/MSO: Outsourcing and MSO fees are recognized in the period they are earned.

System Sales: Software license fees and equipment revenue are recognized upon delivery of the software product to the customer, unless the Company has significant related obligations remaining. Revenue requiring any significant obligations to customers is deferred and recognized once the remaining obliga-tions become insignificant.

Professional Services:  Revenue from professional services is recognized either
(i) as the services are performed based on the Company's standard rates for the applicable services; or, (ii) as contract milestones are achieved, if specified and required under the contract with the customer. Revenue from postcontract customer support is recognized in the period the customer support services are provided.

Concentration of Credit Risk and Financial Instruments: Financial instruments which subject the Company to credit risk are primarily trade accounts receiv-able. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number and diversity of customers comprising the Company's customer base. Management believes that any risk associated with trade accounts receivable is adequately provided for in the allowance for doubtful accounts. The Company generally does not require collateral on its trade accounts receivable.

Software Development Costs
---------------------------

Under Statement of Financial Accounting Standards No. 86, "Accounting for Soft-ware Costs", once technological feasibility is established related to software development costs for new products or for enhancements to existing products which extend the product's useful life, the costs are capitalized until the product or enhancement is available for release to customers, after which the capitalized costs are amortized over the product's estimated life giving con-
sideration   to   estimates  of recoverability and net realizable value. Total costs capitalized for software development were $687,338 and $-0- during the years ended June 30, 1997 and 1996, respectively.

Capitalized software development costs are being amortized over five years. Accumulated amortization of capitalized software development cost was $25,887 at June 30, 1997. The Company capitalized interest cost of $27,177 for the year ended June 30, 1997 related to software development costs.


Research and Development
------------------------

Research and development is conducted by the Company under both customer sponsored and Company sponsored programs. Total research and development costs incurred by the Company were $926,000 and $1,069,000 during the years ended June 30, 1996 and 1997, respectively.


Inventory
----------

Inventory is carried at the lower of cost or market using the specific identi-fication method.

Property and Equipment and Change in Depreciation Method
---------------------------------------------------------

Property and equipment is stated on the basis of cost. Property and equip-ment are depreciated over the estimated useful lives of the assets (generally three to seven years). Depreciation and amortization had been provided using the straight-line method for items purchased prior to July 1, 1994, and double-declining balance for items purchased after July 1, 1994. During the year ended June 30, 1996 the Company adopted the straight-line method of depreciation for all assets. The new method of depreciation was adopted to better match the cost of the property and equipment with the revenues genera-ted by those assets and has been applied retroactively to property and equipment acquired in prior years. The effect of the change in fiscal 1996 was to decrease loss before cumulative effect of the change in accounting princi-ple by approximately $28,400. The adjustment of $81,615 (after reduction for income taxes of $32,252) to apply retroactively the new method, is included in net loss for fiscal 1996.

Income Taxes
-------------

All income tax amounts and balances have been computed in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock Options
--------------

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpreta-tions in accounting for its employee stock options because the alternative fair
value   accounting   provided  for  under  Statement  of  Financial   Accounting
Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

Use of Estimates
-----------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


                                                    1997                1996
                                               -------------------------------
Computer equipment                             $ 3,015,586          $2,161,657
Software                                           334,518             285,443
Furniture and fixtures                           1,112,140             922,812
                                               -------------------------------
                                                 4,462,244           3,369,912
Less accumulated depreciation                   (1,545,118)         (1,097,980)
                                               -------------------------------
                                               $ 2,917,126          $2,271,932
                                               ===============================

3. LONG-TERM DEBT AND LINES OF CREDIT

The Company has two revolving credit lines with a bank payable on demand totaling $1,000,000 which are collateralized by certain assets of the Company and the general guaranty of the primary stockholders. There were no borrowings under the credit lines at June 30, 1997 and 1996.

On March 17, 1994, the Company borrowed $1,342,719 from the bank under a long-term note. The note, which has a balance of $641,834 and $892,031 at June 30, 1997 and 1996, respectively, and matures on October 17, 1998, bears interest at prime plus 1/2% and is cross-collateralized with assets pledged under the revolving credit lines.

Annual maturities of long-term  debt  are as follows: 1998 - $275,411 and  1999
- - $366,423.

The Company incurred $19,500 and $54,474 during the years ended June 30, 1997 and 1996, respectively, of long-term debt to two stockholders for the purchase of common stock of the Company that was then sold to various employees of the Company in exchange for notes receivable. Interest accrues at 8.0% and matures on October 1, 1997.

The Company paid $115,268 and $146,975 in interest during the years ended June 30, 1997, and 1996, respectively.

4. LEASES

The Company operates in leased premises  and  also  leases  certain  equipment.

The future minimum lease payments under operating leases for the next five years and in the aggregate are as follows:


   1998                                                    $277,588
   1999                                                      98,065
   2000                                                     224,200
                                                           --------
                                                           $599,853
                                                           ========

Rent   expense  for  the  year ended June 30, 1997 and 1996 was  $251,985  and
$263,668, respectively. The Company is also subleasing space to another tenant over the next two years. The total estimated minimum sublease rentals to be received in the future under this sublease are $6,642 and $33,209 at June 30, 1997 and 1996, respectively.

5. STOCKHOLDERS' EQUITY

On December 16, 1994, the Company entered into a Stock Purchase Option Agree-ment with a third-party. Under the terms of the agreement, the Company sold sold one share of convertible preferred stock to the third-party for $1,500,000. The Company also authorized 1,250,000 shares of Class B common stock which was reserved for issuance upon the conversion of the preferred stock.

On July 17, 1996, the Stock Purchase Option Agreement with the holder of the preferred stock was amended to allow the holder of the preferred stock to accelerate the date to exercise the option to purchase all of the issued and outstanding Class A common stock of the Company. The option is exercisable for a period of thirty days after release of the Company's audited financial statements for the year ended June 30, 1997. The holder of the preferred stock converted all of the preferred stock to Class B common stock which is a condition precedent to the right to exercise the option to purchase all of the outstanding shares of Class A common stock of the Company. The Company expects the option to be exercised which will require all related party balances to be settled prior to the purchase. As a result, accrued officers salaries and the related interest payable have been classified as current liabilities on the balance sheet.

6. INCOME TAXES

The Company paid $1,161,001 and $-0- in income taxes during the years ended June 30, 1997 and 1996, respectively.

Significant components of the Company's current deferred tax liabilities and assets at June 30, 1997 and 1996 are as follows:

                                              1997                1996
                                           ------------------------------
Deferred tax liabilities:
  Tax over book depreciation               $  259,692           $ 228,320
  Software development costs                  239,578                   -
                                            -----------------------------
                                              499,270             228,320
Deferred tax assets:
  Allowance for doubtful accounts              45,275              12,677
  Accrued salaries and interest               188,068             184,877
  Accrued leave                                77,914              44,477
  Other                                         4,322               5,943
  Net operating loss carryforwards                  -             157,005
                                           ------------------------------
Total deferred tax assets                     315,579             404,979
                                           ------------------------------
Net deferred tax (liability) assets        $ (183,691)          $ 176,659
                                           ==============================

Significant components of the provision for income taxes (benefit) are as follows:

                                             1997                 1996
                                           ------------------------------
Current:
  Federal                                  $ 1,598,610          $   3,847
  State                                        163,325                  -
  Benefit of operating loss carryforward      (143,000)                 -
                                           ------------------------------
Total current                                1,618,935              3,847

Deferred:
  Federal                                      314,150            (56,056)
  State                                         46,200             (8,244)
                                           ------------------------------
Total deferred                                 360,350            (64,300)
                                           ------------------------------
                                           $ 1,979,285          $ (60,453)
                                           ==============================


7. RELATED PARTY TRANSACTIONS

The Company has a note payable to a stockholder of the Company for $8,333 at June 30, 1997 and 1996 bearing interest at 8%. Payment of the principal balance and accrued interest will be made upon demand except where the Company is restricted from doing so by any agreements with third-parties in force at that time.

The Company has notes and accrued interest receivable from stockholders of the Company of $418,833 and $448,783 at June 30, 1997 and 1996, respect-tively, which bear interest at 8%.

The Company incurred $269,202 in expenses with an affiliated company for con-tracted services of which $38,857 is included in accounts payable at June 30, 1997. The Company had $188,037 of revenue from an affiliated company during the year ended June 30, 1997.

8. SAVINGS AND RETIREMENT PLAN

The Company has a savings and retirement plan (Plan) for all eligible employees pursuant to Section 401(k) of the Internal Revenue Code. The Company will match employee contributions to the Plan at a level determined annually by the Company's Board of Directors. The Company's contribution for the years ended June 30, 1997 and 1996 was $6,009 and $3,400, respectively.

9. STOCKHOLDERS' AGREEMENT

Certain members of management are also stockholders of the Company and owned approximately 60% of the Class A common stock at June 30, 1997. Under a stock purchase agreement, the Company is committed to purchase management's common stock in the event of death, retirement or termination of employ-ment. The price to be paid for the common stock is set by formula in the Employee Stock Purchase Agreement. As discussed in Note 5, the holder of the
Class B common stock has the right to exercise an option to purchase all of the outstanding shares of Class A common stock of the Company for a period of 30 days after release of the Company's audited financial statements for the year ended June 30, 1997 which would include all the stock held by members of management.

10. CONTINGENCY

The Company entered into an agreement with a customer whereby the Company must deliver the final version of software currently under development by August 1, 1999. If the software is not ready to be released to the customer by August 1, 1999, the Company must pay a penalty of $195,000. Management estimates that delivery of the software under development will occur prior to the deadline and no penalty will be incurred and, therefore, no accrual for this contingency has been recorded in the financial statements.

11. STOCK OPTION PLANS

During 1996, the Board of Directors approved the TXEN, Inc., 1996 Incentive Stock Option Plan which authorized the issuance of options to purchase up to 100,000 shares of common stock and the Key Employee Incentive Stock Option Plan which authorized the issuance of options to purchase up to 40,000 shares of common stock. All options under the 1996 Plans have 5-year terms. Incen-tive stock options vest and become exercisable at the end of 2 years of continued employment while non-qualified stock options are exercisable upon grant. Pro forma information regarding net income is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method required by SFAS 123. The fair value for these options was estimated at the date of grant using the minimum value method with the following assumptions for 1996: risk-free interest rates of 6.30%; weighted-average expected life of the options of 4 years; no volatility factors of the expected market price of the Company's common stock because the Company is privately held; and no dividend yields.

If the Company had adopted SFAS 123 in accounting for its stock options granted in fiscal year 1996, its net income would have been decreased by approximately $31,000. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effect of applying pro-forma disclosures based on SFAS 123 are not likely to be representative of the effects on future net income. As of June 30, 1996, there were no options which had been exercised. During fiscal 1997, 123,371 shares were granted with an exercise price of $6.20 and remain out-
standing  at  June  30,  1997.   The  weighted  average  fair value of options
granted during the year was $6.78 with a weighted average  contractual life of
4.2 years.

                                   SIGNATURE
                                   ---------



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to the Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                        NICHOLS RESEARCH CORPORATION


January 15, 1999                        By:   Allen E. Dillard
----------------                              ----------------
Date                                          Allen E. Dillard
                                              Corporate Vice President, Chief
                                              Financial Officer and Corporate
                                              Treasurer